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                                                                    EXHIBIT 4.13

                              CERTIFICATE OF MERGER

                                       OF

                              FASTLANE MERGER CORP.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                                  MURRAY'S INC.
                            (A DELAWARE CORPORATION)

                       -----------------------------------

                            Under Section 251 of the
                       General Corporation Law of Delaware

                       -----------------------------------

      Murray's Inc., a Delaware corporation, hereby certifies that:

      1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

            (a) Fastlane Merger Corp., a Delaware corporation; and

            (b) Murray's Inc., a Delaware corporation.

      2. The agreement of merger (the "Agreement of Merger") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251 of the General Corporation Law of Delaware.

      3. The name of the surviving corporation of the merger is Murray's Inc. (the "Surviving Corporation").

      4. The Certificate of Incorporation of Murray's Inc., attached hereto as Exhibit A, shall be the Certificate of Incorporation of the Surviving Corporation.

      5. The executed Agreement of Merger is on file at an office of the Surviving Corporation, the address of which is 645 E. Missouri Avenue, Suite 400, Phoenix, Arizona 85012-1373.

      6. A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

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      7. This Certificate of Merger shall be effective at 12:01 a.m. EST on
December 19, 2005, for accounting purposes only.

      IN WITNESS WHEREOF, Murray's Inc. has caused this certificate to be signed as of the 19th day of December, 2005.

                               MURRAY'S INC.,
                               a Delaware corporation,

                               By:  /s/ Louis Mancini
                                   -----------------------------
                               Name: Louis Mancini
                               Title: President and Chief Executive Officer
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                                    Exhibit A

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  MURRAY'S INC.

                                   ----------

                                    ARTICLE I

                               NAME OF CORPORATION

              The name of this corporation (the "Corporation") is:

                                  Murray's Inc.

                                   ARTICLE II

                                REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Code").

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     The corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the Corporation shall have authority to issue is one thousand (1,000), and each such share shall have a par value of one cent ($0.01).

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                                    ARTICLE V

                          BOARD POWER REGARDING BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.

                                   ARTICLE VI

                              ELECTION OF DIRECTORS

     Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                                   ARTICLE VII

                INDEMNIFICATION; LIMITATION OF DIRECTOR LIABILITY

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, must be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

     B. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     C. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting


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the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this Article VIII at the time of such repeal or modification.

                                  ARTICLE VIII

                                 CORPORATE POWER

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

                       CREDITOR COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


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